Exhibit 99.1

FOR IMMEDIATE RELEASE

BAXTER REPORTS FOURTH-QUARTER 2025 RESULTS
•Fourth-quarter sales from continuing operations of $2.97 billion increased 8% on a reported basis and 3% on an operational basis1,2
•Fourth-quarter U.S. GAAP3 diluted earnings per share (EPS) (loss) from continuing operations of ($2.01); adjusted diluted EPS from continuing operations of $0.44
•Company advances ongoing board of directors refreshment

DEERFIELD, Ill., FEB. 12, 2026 – Baxter International Inc. (NYSE:BAX), a global medtech leader, today reported results for the fourth quarter of 2025.
“While we delivered sales growth across all segments, our fourth-quarter results did not meet our expectations, underscoring the importance of our focus on driving continuous improvement across the enterprise,” said Andrew Hider, president and CEO. “We recently introduced a new operating model that is designed to simplify our organization, accelerate innovation and improve performance. These changes further decentralize the business and embed critical functional roles directly within each division – bringing us closer to our customers and ultimately helping us to improve our say-do ratio and execute more consistently. While the work ahead will take time, I’m encouraged by the dedication of our employees and remain confident in Baxter’s long-term trajectory.”

______________________
1 Sales growth on an operational basis and adjusted diluted EPS are non-GAAP financial measures. See the “Non-GAAP Financial Measures” section below for information about the non-GAAP financial measures included in this release and see the accompanying tables to this press release for reconciliations of those non-GAAP measures to the corresponding U.S. GAAP measures.
2 Operational sales growth excludes the impact of the Kidney Care manufacturing and supply agreement (MSA) not reflected in reportable segments, reflects the previously announced exit of IV solutions in China in the Medical Products & Therapies reportable segment, and is calculated at constant currency rates.
3 Generally Accepted Accounting Principles

Fourth-Quarter 2025 Companywide Financial Results
Note that continuing operations exclude Baxter’s Kidney Care business, which was acquired by Carlyle in January 2025, and is reported as discontinued operations.
•Worldwide sales from continuing operations in the fourth quarter totaled approximately $2.97 billion, increasing 8% on a reported basis and 3% on an operational basis.
•U.S. sales from continuing operations in the fourth quarter totaled approximately $1.55 billion, increasing 3% on a reported basis and declining 1% on an operational basis.
•International sales from continuing operations in the fourth quarter totaled approximately $1.42 billion, increasing 14% on a reported basis and 8% on an operational basis.
•On a U.S. GAAP basis, net income (loss) from continuing operations totaled ($1,035) million, or ($2.01) per diluted share which includes a goodwill impairment charge of $485 million related to the Front Line Care reporting unit and a valuation allowance on the realizability of U.S. deferred tax assets of $330 million.
•On an adjusted basis, net income from continuing operations in the fourth quarter was $0.44 per diluted share, decreasing 24% from the prior year driven primarily by unfavorable product mix, non-recurring items including inventory adjustments, and a higher effective tax rate.
Please see the attached schedules accompanying this press release for additional details on sales performance in the quarter, including breakouts by Baxter’s segments.

Fourth-Quarter 2025 Segment Results
•Medical Products & Therapies sales for the fourth quarter totaled approximately $1.39 billion, an increase of 6% on a reported basis and 4% on an operational basis. Performance in the quarter reflected increased sales within the Infusion Therapies & Technologies division driven by strength in IV solutions reflecting a favorable comparison to the prior-year period, which was offset by reduced sales in infusion systems due to the previously disclosed shipment and installation hold of the Novum IQ LVP. Continued strong global demand for Advanced Surgery products also positively contributed to performance.
•Healthcare Systems & Technologies sales for the fourth quarter totaled approximately $827 million, an increase of 5% on a reported basis and 4% on an operational basis. Performance in the quarter reflected continued demand for Care & Connectivity Solutions products and growth in the Front Line Care division, including the recent launch of the Welch Allyn Connex 360 Vital Signs Monitor.
•Pharmaceuticals sales for the fourth quarter totaled approximately $668 million, an increase of 4% on a reported basis and 2% on an operational basis. Performance in the quarter reflected continued strength in Drug Compounding, which was partially offset by reduced sales within Injectables & Anesthesia.

Recent Highlights4
Baxter continues to advance key strategic priorities in pursuit of its Mission to Save and Sustain Lives. Among recent highlights, the company:
•Announced the upcoming U.S. launch of the Dynamo Series smart stretcher, the latest innovation in Baxter’s leading portfolio of smart beds, surfaces and connected care solutions. The Dynamo Series is designed to address common challenges care teams face in hospital settings by helping to reduce the need for patient transfers and simplify patient positioning across a range of procedures.
•Presented real-world data demonstrating the positive impact of smart infusion pump integration with hospital electronic medical records on patient safety, clinicians' bedside productivity and programming compliance at the American Society of Health-System Pharmacists (ASHP) 2025 Midyear Clinical Meeting.

______________________
4 See links to original press releases for additional product information.

Developed in collaboration with the University of Texas Medical Branch, the data analyzed more than one million infusions on Baxter’s Spectrum IQ large volume infusion pumps.
•Announced a three-year $2.6M grant from the Baxter Foundation to support the continuation of a partnership with Northwestern University’s School of Education and Social Policy to provide science, technology, engineering and math (STEM) programs for students and teachers throughout the Chicagoland area.

Full-Year 2026 Financial Outlook
•Reported sales growth from continuing operations: flat to 1%
•Organic sales growth from continuing operations: approximately flat
•Adjusted earnings from continuing operations per diluted share: $1.85 to $2.05
See the "Non-GAAP Financial Measures" section for explanations of our non-GAAP financial measures.

Board Refreshment
Baxter announced today that it has appointed Michael R. McDonnell to its board of directors effective Feb. 13, 2026. Mr. McDonnell is a seasoned finance executive with decades of CFO experience across major global life sciences and technology companies, including most recently at Biogen and IQVIA Holdings. He brings foundational audit and advisory expertise from his early career as a partner at PwC (PricewaterhouseCoopers) and has deep proficiency in financial management, capital markets, and governance supported by his public company board experience.
In addition, the company announced that Cathy R. Smith and Stephen H. Rusckowski will resign from the Baxter board as of Feb. 13, 2026. Ms. Smith joined the Baxter board in July

2017 and Mr. Rusckowski in August 2023. Effective upon their resignations and Mr. McDonnell’s appointment, the size of the company’s board will be 10 directors.
“On behalf of the board, I thank Cathy and Steve for their years of service,” said Brent Shafer, chair, Baxter board of directors. “We are excited to welcome Mike to the Baxter board and look forward to his many contributions.”

Earnings Conference Call
Baxter will host a conference call today, Feb. 12, 2026, at 7:30 a.m. CST to discuss its fourth-quarter 2025 results and provide an update on the business. The conference call for investors can be accessed live from a link in the Investor Relations section of the company’s website at www.baxter.com. Please see www.baxter.com for more information regarding this and future investor events and webcasts.

Upcoming Webcasted Investor Events (to be made available on www.baxter.com)
•Citi 2026 Unplugged MedTech and Life Sciences Access Day at 11:15 a.m. CST, Feb. 26, 2026
•Barclays 28th Annual Global Healthcare Conference at noon CDT, March 11, 2026

About Baxter
At Baxter, we are everywhere healthcare happens – and everywhere it is going, with essential solutions in the hospital, physician's office and other sites of care. For nearly a century, our customers have counted on us as a vital and trusted partner. And every day, millions of patients and healthcare providers rely on our unmatched portfolio of connected solutions, medical devices, and advanced injectable technologies. Approximately 37,500 Baxter team members live our enduring Mission: to Save and Sustain Lives. Together, we are redefining how care is delivered to make a greater impact today, tomorrow, and beyond. To learn more, visit www.baxter.com and follow us on X, LinkedIn and Facebook.

Non-GAAP Financial Measures
Non-GAAP financial measures may enhance an understanding of the company's operations and may facilitate an analysis of those operations, particularly in evaluating performance from one period to another. Management believes that non-GAAP financial measures, when used in conjunction with the results presented in accordance with U.S. GAAP and the company's reconciliations to corresponding U.S. GAAP financial measures (which are included in the tables accompanying this release), may enhance an investor’s overall understanding of the company's past financial performance and prospects for the future. Management uses these non-GAAP measures internally in financial planning, to monitor business unit performance, and, in some cases, for purposes of determining incentive compensation. This information should be considered in addition to, and not as substitutes for, information prepared in accordance with U.S. GAAP.
Operational sales growth is a non-GAAP measure that excludes the impact of the Kidney Care MSA not reflected in reportable segments, reflects the previously announced exit of IV solutions in China in the Medical Products & Therapies reportable segment, and is calculated on a constant currency basis, as if foreign currency exchange rates had remained constant between the prior and current periods. Organic sales growth is a non-GAAP measure that excludes the impact of the Kidney Care MSA not reflected in reportable segments, impacts associated with business acquisitions or divestitures, and is calculated on a constant currency basis, as if foreign currency exchange rates had remained constant between the prior and current periods.
Other non-GAAP financial measures included in this release and the accompanying tables (including within the tables that provide the company's detailed reconciliations to the corresponding U.S. GAAP financial measures) are: adjusted gross margin, adjusted selling, general, and administrative expenses, adjusted research and development expenses, adjusted goodwill impairments, adjusted other operating income, net, adjusted operating income (loss), adjusted other income (expense), net, adjusted income (loss) from continuing operations before income taxes, adjusted income tax expense (benefit), adjusted income (loss) from continuing operations, adjusted income (loss) from discontinued operations, adjusted net income (loss), adjusted net income (loss) attributable to Baxter stockholders, adjusted diluted earnings per share from continuing operations, adjusted diluted earnings per share from discontinued operations and adjusted diluted earnings per share. Those non-GAAP financial measures exclude the impact of special items. For the quarters and 12-month periods ended December 31, 2025 and 2024, special items for one or more periods included intangible asset amortization, business optimization charges, acquisition and integration costs, separation-related costs, expenses related to European medical devices regulation, certain legal matters, indefinite-lived asset impairments, goodwill impairments, investment impairments, product-related reserves, gain on sale of long-lived assets, gain on early extinguishment of debt, the gain on the sale of the Kidney Care business, Hurricane Helene costs, and certain tax matters. These items are excluded because they are highly variable or unusual and of a size that may substantially impact the company's reported operations for a period. Additionally, intangible asset amortization is excluded as a special item to facilitate an evaluation of current and past operating performance and is consistent with how management and the company's Board of Directors assess performance.
This release and the accompanying tables also include free cash flow, a non-GAAP financial measure that Baxter defines as operating cash flow less capital expenditures. Free cash flow is used by management and the company's Board of Directors to evaluate the cash generated from Baxter's operating activities each period after deducting its capital spending.
This release also includes forecasts of certain of the aforementioned non-GAAP measures on a forward-looking basis as part of the company's financial outlook for upcoming periods. Baxter calculates forward-looking non-GAAP financial measures based on forecasts that omit certain amounts that would be included in GAAP financial measures. For instance, forward-looking organic sales growth represents the company's targeted future sales growth excluding sales to Vantive under the Kidney Care MSA not reflected in reportable segments, reflects impacts associated with business acquisitions or divestitures, and assumes foreign currency exchange rates remain constant in future periods. Additionally, forward-looking adjusted diluted EPS guidance excludes potential charges or gains that would be reflected as non-GAAP adjustments to earnings. Baxter provides forward-looking organic sales growth guidance and adjusted diluted EPS guidance because it believes that these measures provide useful information for the reasons noted above. Baxter has not provided reconciliations of forward-looking adjusted EPS guidance to forward-looking GAAP EPS guidance because the company is unable to predict with reasonable certainty the impact of legal proceedings, future business optimization actions, separation-related costs, integration-related costs, asset impairments and unusual gains and losses, and the related amounts are unavailable without unreasonable efforts (as specified in the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K). In addition, Baxter believes that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.

Forward-Looking Statements
This release includes forward-looking statements concerning the company’s financial results (including the outlook for full-year 2026) and certain business development and product development activities. These forward-looking statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: the company is exposed to risks as a result of its strategic actions; the company may not achieve the anticipated benefits of its significant transactions, including the sale of its Kidney Care business and its acquisition of Hill-Rom Holdings, Inc.; the company’s significant indebtedness requires it to use a substantial amount of its cash flow for debt service and constrains the company’s ability to pursue growth strategies and advance its R&D capabilities; there is substantial competition in the product markets in which the company operates and the risk of declining demand and pricing pressures could adversely affect the company’s business, results of operations, financial condition and cash flows; the company may be unable to successfully introduce or monetize new and existing products or services or keep pace with changing consumer preferences and needs or advances in technology; the company may not achieve its financial goals; the company has experienced disruptions in its supply chain; global economic conditions, including inflation, have adversely affected, and could continue to adversely affect, the company’s operations; the company may not be successful in achieving expected operating efficiencies and sustaining or improving operating expense reductions; continued consolidation in the health care industry or additional governmental controls exerted over pricing and access in key markets could lead to increased demands for price concessions or limit or eliminate the company’s ability to sell to certain of its significant market segments; the company’s operating results and financial condition have fluctuated and may in the future continue to fluctuate; management transition creates uncertainties, and the company may experience difficulties in managing such transitions, including attracting and retaining key employees; changes in foreign currency exchange rates and interest rates have had, and may in the future have, an adverse effect on the company’s results of operations, financial condition, cash flows, and liquidity; future material impairments in the value of the company’s goodwill, intangible assets, and other long-lived assets would negatively affect the company’s operating results; segments of the company’s business are significantly dependent on major contracts with group purchasing organizations, integrated delivery networks, and certain other distributors and purchasers; the company may be unable to obtain sufficient components or raw materials on a timely basis or for a cost-effective price; the company may experience manufacturing, sterilization, supply, or distribution difficulties; the company has experienced and may continue to experience issues with quality management or product quality; the company may experience breaches and breakdowns affecting its information technology systems or protected information, including from obsolescence, cyber security breaches and data leakage; the company is exposed to risks associated with incorporating artificial intelligence (AI), machine learning and other emerging technologies into our products, services and operations; the company is subject to risks associated with doing business globally; a portion of the company’s workforce is unionized, and the company could face labor disruptions that would interfere with its operations; the effects of climate change, including legal, regulatory, or market measures related to climate change and other sustainability topics, could adversely affect the company’s business, results of operations, financial condition, and cash flows; the company’s commitments, goals, activities, and disclosures related to sustainability and corporate responsibility matters, and the perception of the company’s activities in these areas, may fail to satisfy the differing expectations of key stakeholders on these matters; the company is subject to laws and regulations globally, and its failure to comply with rapidly changing and increasingly divergent expectations of regulators in different jurisdictions could adversely impact the company; if reimbursement or other payment for our current or future products is reduced or modified in the U.S. or in foreign countries, or there are changes to policies with respect to pricing, taxation, or rebates, the company’s business could suffer; increasing regulatory focus on, and expanding laws relating to, privacy, artificial intelligence, and cybersecurity could impact the company’s business and expose it to increased liability; the company is party to a number of pending lawsuits and other disputes which may adversely impact it; the company could be subject to fines or damages and possible exclusion from participation in federal or state healthcare programs if it fails to comply with the laws and regulations applicable to its business; if the company is unable to protect or enforce its patents or other proprietary rights, or if the company becomes subject to claims or litigation alleging infringement of the patents or other proprietary rights of others, the company’s competitiveness and business prospects may be materially damaged; changes in tax laws or exposure to additional income tax liabilities may have a negative impact on the company’s operating results; the company’s Amended and Restated Bylaws could limit its stockholders’ ability to choose their preferred judicial forum for disputes with the company or its directors, officers, or employees; the company recently decreased its quarterly dividend to $0.01 per share and cannot guarantee that it will increase the amount of dividends it pays, or that it will not cease paying dividends; the company’s common stock price has fluctuated significantly and may continue to do so; and other risks discussed in Baxter’s most recent filings on Form 10-K and Form 10-Q and other SEC filings, all of which are available on Baxter’s website. Baxter does not undertake to update its forward-looking statements unless otherwise required by the federal securities laws.

Baxter, Connex 360, Dynamo Series, Novum IQ, Spectrum IQ and Welch Allyn are trademarks of Baxter International Inc.

Media Contact
Andrea Johnson, (224) 948-5353
media@baxter.com

Investor Contact
Kevin Moran, (224) 948-3085
global_corp_investor_relations@baxter.com

###

BAXTER — PAGE 10
BAXTER INTERNATIONAL INC.
Consolidated Statements of Income (Loss)
(unaudited)
(in millions, except per share and percentage data)

	Three Months Ended December 31,
	2025	2024		Change
NET SALES	$2,974	$2,753		8%
COST OF SALES	2,397	1,794		34%
GROSS MARGIN	577	959		(40)%
% of Net Sales	19.4%	34.8%	(15.4)	pts
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	761	761		0%
% of Net Sales	25.6%	27.6%	(2.0)	pts
RESEARCH AND DEVELOPMENT EXPENSES	126	211		(40)%
% of Net Sales	4.2%	7.7%	(3.5)	pts
GOODWILL IMPAIRMENTS	485	425		14%
OTHER OPERATING INCOME, NET	(66)	(3)		NM
OPERATING INCOME (LOSS)	(729)	(435)		68%
% of Net Sales	(24.5)%	(15.8)%	(8.7)	pts
INTEREST EXPENSE, NET	58	90		(36)%
OTHER (INCOME) EXPENSE, NET	(31)	(4)		NM
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(756)	(521)		45%
INCOME TAX EXPENSE (BENEFIT)	279	(33)		NM
% of Income (Loss) from Continuing Operations Before Income Taxes	(36.9)%	6.3%	(43.2)	pts
INCOME (LOSS) FROM CONTINUING OPERATIONS	(1,035)	(488)		NM
INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX	(93)	(22)		NM
NET INCOME (LOSS)	(1,128)	(510)		NM
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS INCLUDED IN CONTINUING OPERATIONS	—	—		NM
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS INCLUDED IN DISCONTINUED OPERATIONS	—	2		(100)%
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	—	2		(100)%
NET INCOME (LOSS) ATTRIBUTABLE TO BAXTER STOCKHOLDERS	$(1,128)	$(512)		NM
INCOME (LOSS) FROM CONTINUING OPERATIONS PER COMMON SHARE
Basic	$(2.01)	$(0.95)		NM
Diluted	$(2.01)	$(0.95)		NM
INCOME (LOSS) FROM DISCONTINUED OPERATIONS PER COMMON SHARE
Basic	$(0.18)	$(0.05)		NM
Diluted	$(0.18)	$(0.05)		NM
NET INCOME (LOSS) PER COMMON SHARE
Basic	$(2.19)	$(1.00)		NM
Diluted	$(2.19)	$(1.00)		NM
WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	514	511
Diluted	514	511
ADJUSTED OPERATING INCOME (excluding special items)¹	$352	$419		(16)%
ADJUSTED INCOME (LOSS) FROM CONTINUING OPERATIONS (excluding special items)¹	$225	$297		(24)%
ADJUSTED INCOME (LOSS) FROM DISCONTINUED OPERATIONS (excluding special items)[1]	$(40)	$101		NM
ADJUSTED NET INCOME (LOSS) ATTRIBUTABLE TO BAXTER STOCKHOLDERS (excluding special items)¹	$185	$396		(53)%
ADJUSTED DILUTED EPS FROM CONTINUING OPERATIONS (excluding special items)¹	$0.44	$0.58		(24)%
ADJUSTED DILUTED EPS FROM DISCONTINUED OPERATIONS (excluding special items)¹	$(0.08)	$0.19		NM
ADJUSTED DILUTED EPS (excluding special items)¹	$0.36	$0.77		(53)%
1    Refer to page 11 for a description of the adjustments and a reconciliation to U.S. GAAP measures.
NM - Not Meaningful

BAXTER — PAGE 11
BAXTER INTERNATIONAL INC.
Description of Adjustments and Reconciliation of U.S. GAAP to Non-GAAP Measures
(unaudited, in millions)
The company’s U.S. GAAP results for the three months ended December 31, 2025 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Goodwill Impairments	Other Operating Income, Net	Operating Income (Loss)	Other (Income) Expense, Net	Income (Loss) From Continuing Operations Before Income Taxes	Income Tax Expense (Benefit)	Income (Loss) From Continuing Operations	Income (Loss) From Discontinued Operations, Net of Tax	Net Income (Loss)	Net Income (Loss) Attributable to Baxter Stockholders	Diluted Earnings Per Share from Continuing Operations	Diluted Earnings Per Share from Discontinued Operations	Diluted Earnings Per Share
Reported	$577	$761	$126	$485	$(66)	$(729)	$(31)	$(756)	$279	$(1,035)	$(93)	$(1,128)	$(1,128)	$(2.01)	$(0.18)	$(2.19)
Reported percent of net sales (or effective tax rate for income tax expense (benefit))	19.4%	25.6%	4.2%	16.3%	(2.2)%	(24.5)%	(1.0)%	(25.4)%	(36.9)%	(34.8)%	(3.1)%	(37.9)%	(37.9)%
Intangible asset amortization	95	(50)	—	—	—	145	—	145	34	111	—	111	111	0.22	0.00	0.22
Business optimization items[1]	23	(46)	(9)	—	—	78	—	78	19	59	—	59	59	0.11	0.00	0.11
Acquisition and integration items[2]	—	(13)	—	—	—	13	—	13	3	10	—	10	10	0.02	0.00	0.02
European medical devices regulation[3]	6	—	—	—	—	6	—	6	2	4	—	4	4	0.01	0.00	0.01
Product-related reserves[4]	52	—	—	—	—	52	—	52	13	39	—	39	39	0.08	0.00	0.08
Hurricane Helene costs[5]	10	—	—	—	—	10	—	10	2	8	—	8	8	0.02	0.00	0.02
Separation-related costs[6]	2	(15)	(1)	—	—	18	—	18	4	14	—	14	14	0.03	0.00	0.03
Indefinite-lived asset impairments[7]	290	—	—	—	—	290	—	290	71	219	—	219	219	0.43	0.00	0.43
Goodwill impairments[8]	—	—	—	(485)	—	485	—	485	—	485	—	485	485	0.94	0.00	0.94
Gain on sale of long-lived asset[9]	—	—	—	—	16	(16)	—	(16)	—	(16)	—	(16)	(16)	(0.03)	0.00	(0.03)
Gain on early extinguishment of debt[10]	—	—	—	—	—	—	16	(16)	(4)	(12)	—	(12)	(12)	(0.02)	0.00	(0.02)
Tax matters[11]	—	—	—	—	—	—	—	—	(339)	339	53	392	392	0.66	0.10	0.76
Adjusted	$1,055	$637	$116	$—	$(50)	$352	$(15)	$309	$84	$225	$(40)	$185	$185	$0.44	$(0.08)	$0.36
Adjusted percent of net sales (or effective tax rate for income tax expense (benefit))	35.5%	21.4%	3.9%	0.0%	(1.7)%	11.8%	(0.5)%	10.4%	27.2%	7.6%	(1.3)%	6.2%	6.2%

Weighted-average diluted shares as reported					514
Effect of dilutive securities that were anti-dilutive to dilutive EPS as reported					1
Weighted-average diluted shares as adjusted					515

The company’s U.S. GAAP results for the three months ended December 31, 2024 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Goodwill Impairments	Operating Income (Loss)	Income (Loss) From Continuing Operations Before Income Taxes	Income Tax Expense (Benefit)	Income (Loss) From Continuing Operations	Income (loss) From Discontinued Operations, Net of Tax	Net Income (Loss)	Net Income (Loss) Attributable to Baxter Stockholders	Diluted Earnings Per Share from Continuing Operations	Diluted Earnings Per Share from Discontinued Operations	Diluted Earnings Per Share
Reported	$959	$761	$211	$425	$(435)	$(521)	$(33)	$(488)	$(22)	$(510)	$(512)	$(0.95)	$(0.05)	$(1.00)
Reported percent of net sales (or effective tax rate for income tax expense (benefit))	34.8%	27.6%	7.7%	15.4%	(15.8)%	(18.9)%	6.3%	(17.7)%	(0.8)%	(18.5)%	(18.6)%
Intangible asset amortization	103	(51)	—	—	154	154	37	117	1	118	118	0.23	0.00	0.23
Business optimization items[1]	59	(24)	(30)	—	113	113	27	86	(4)	82	82	0.17	(0.01)	0.16
Acquisition and integration items[2]	—	(7)	—	—	7	7	2	5	—	5	5	0.01	0.00	0.01
European medical devices regulation[3]	8	—	—	—	8	8	1	7	(1)	6	6	0.01	0.00	0.01
Product-related reserves[4]	12	—	—	—	12	12	3	9	—	9	9	0.02	0.00	0.02
Hurricane Helene costs[5]	85	—	—	—	85	85	21	64	9	73	73	0.13	0.01	0.14
Indefinite-lived asset impairments[7]	—	—	(50)	—	50	50	13	37	—	37	37	0.07	0.00	0.07
Goodwill impairments[8]	—	—	—	(425)	425	425	—	425	—	425	425	0.83	0.00	0.83
Separation-related costs[6]	—	—	—	—	—	—	—	—	68	68	68	0.00	0.13	0.13
Tax matters[11]	—	—	—	—	—	—	(35)	35	50	85	85	0.07	0.10	0.17
Adjusted	$1,226	$679	$131	$—	$419	$333	$36	$297	$101	$398	$396	$0.58	$0.19	$0.77
Adjusted percent of net sales (or effective tax rate for income tax expense (benefit))	44.5%	24.7%	4.8%	0.0%	15.2%	12.1%	10.8%	10.8%	3.7%	14.5%	14.4%

					Reported	Adjusted
Income (loss) from discontinued operations					$(22)	$101		Weighted-average diluted shares as reported				511
Less: Net income attributable to noncontrolling interests included in discontinued operations					2	2		Effect of dilutive securities that were anti-dilutive to dilutive EPS as reported				1
Income (loss) from discontinued operations attributable to Baxter stockholders					$(24)	$99		Weighted-average diluted shares as adjusted				512

					Reported	Adjusted
Net income (loss)					$(510)	$398
Less: Net income (loss) attributable to noncontrolling interests					2	2
Net income (loss) attributable to Baxter stockholders					$(512)	$396
1The company’s results of continuing operations in 2025 and 2024 included costs related to programs to optimize its organization and cost structure. These restructuring and business optimization costs in 2025 and 2024 included costs primarily related to its initiatives to reduce its cost structure following the sale of its former Kidney Care segment. Additionally, in
2024 these costs related to its initiatives within its Healthcare Systems & Technologies segment including the discontinuing of a product line and rationalization of certain other manufacturing and distribution facilities.
2The company’s results of continuing operations in 2025 and 2024 included integration costs which primarily reflected third-party consulting costs related to its ongoing integration of Hill-Rom Holdings, Inc. (Hillrom).
3The company’s results of continuing operations in 2025 and 2024 included incremental costs to comply with the European Union’s medical device regulations for previously registered products, which primarily consisted of contractor costs and other direct third-party costs. The company considers the adoption of these regulations to be a significant one-time regulatory change and believes that the costs of initial compliance for previously registered products over the implementation period are not indicative of its core operating results.
4The company's results of continuing operations in 2025 included charges primarily related to inventory and contract asset write-downs and estimates of warranty and remediation activities from field corrective actions across its infusion pump category. The company's results of continuing operations in 2024 included charges related to warranty and remediation activities arising from field corrective actions on Healthcare Systems & Technologies products.
5The company's results of continuing operations in 2025 and 2024 included net charges related to Hurricane Helene. In 2025 this amount consisted of remediation, air freight and other costs. In 2024 this amount consisted of charges related to remediation, idle facility, air freight and other costs, partially offset by insurance recoveries. The company's results of discontinued operations in 2024 included charges related to Hurricane Helene consisting of charges related to air freight and other costs.
6The company's results of continuing operations in 2025 and discontinued operations in 2024 included separation-related costs primarily related to external advisors supporting its activities related to the sale of its former Kidney Care segment.
7The company's results of continuing operations in 2025 included an indefinite-lived asset impairment charge to reduce the carrying amount of a trade name asset to its fair value. The company's results of continuing operations in 2024 included an indefinite-lived asset impairment charge to reduce the carrying amount of an in-process research and development (IPR&D) asset to its fair value.
8The company's results of continuing operations in 2025 and 2024 included goodwill impairment charges related to the Front Line Care reporting unit within its Healthcare Systems & Technologies segment.
9The company's results of continuing operations in 2025 included a gain on sale of a long-lived asset.
10The company's results of continuing operations in 2025 included a gain on the early extinguishment of debt.
11The company’s results of continuing operations in 2025 included income tax expense primarily related to increases to its valuation allowances related to the realizability of its deferred tax assets. The company's results of discontinued operations in 2025 included income tax expense primarily related to increases to its valuation allowances related to the realizability of its deferred tax assets. The company’s results of continuing operations in 2024 included income tax expense related to legislative changes under Internal Revenue Code (IRC) Section 987 in the U.S. and net income tax expense related to a revaluation of the Swiss basis step-up deferred tax asset and related valuation allowance that arose from Swiss tax reform legislation in 2019 that was partially offset by a decrease in such valuation allowance to reflect the company’s current estimate of recoverability of the basis step-up deferred tax asset. The company's results of discontinued operations in 2024 included income tax costs on internal reorganizations related to the sale of its former Kidney Care segment.

For more information on the company's use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 12
BAXTER INTERNATIONAL INC.
Consolidated Statements of Income (Loss)
(unaudited)
(in millions, except per share and percentage data)

	Year Ended December 31,
	2025	2024		Change
NET SALES	$11,244	$10,636		6%
COST OF SALES	7,865	6,652		18%
GROSS MARGIN	3,379	3,984		(15)%
% of Net Sales	30.1%	37.5%	(7.4)	pts
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	2,890	2,967		(3)%
% of Net Sales	25.7%	27.9%	(2.2)	pts
RESEARCH AND DEVELOPMENT EXPENSES	518	590		(12)%
% of Net Sales	4.6%	5.5%	(0.9)	pts
GOODWILL IMPAIRMENTS	485	425		14%
OTHER OPERATING INCOME, NET	(206)	(12)		NM
OPERATING INCOME (LOSS)	(308)	14		NM
% of Net Sales	(2.7)%	0.1%	(2.8)	pts
INTEREST EXPENSE, NET	238	341		(30)%
OTHER (INCOME) EXPENSE, NET	(41)	(38)		8%
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(505)	(289)		75%
INCOME TAX EXPENSE	395	37		NM
% of Income (Loss) from Continuing Operations Before Income Taxes	(78.2)%	(12.8)%	(65.4)	pts
INCOME (LOSS) FROM CONTINUING OPERATIONS	(900)	(326)		NM
INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX	(57)	(312)		(82)%
NET INCOME (LOSS)	(957)	(638)		50%
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS INCLUDED IN CONTINUING OPERATIONS	—	—		NM
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS INCLUDED IN DISCONTINUED OPERATIONS	—	11		(100)%
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	—	11		(100)%
NET INCOME (LOSS) ATTRIBUTABLE TO BAXTER STOCKHOLDERS	$(957)	$(649)		47%
INCOME (LOSS) FROM CONTINUING OPERATIONS PER COMMON SHARE
Basic	$(1.75)	$(0.64)		NM
Diluted	$(1.75)	$(0.64)		NM
INCOME (LOSS) FROM DISCONTINUED OPERATIONS PER COMMON SHARE
Basic	$(0.12)	$(0.63)		(81)%
Diluted	$(0.12)	$(0.63)		(81)%
NET INCOME (LOSS) PER COMMON SHARE
Basic	$(1.87)	$(1.27)		47%
Diluted	$(1.87)	$(1.27)		47%
WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	513	510
Diluted	513	510
ADJUSTED OPERATING INCOME (excluding special items)¹	$1,590	$1,474		8%
ADJUSTED INCOME (LOSS) FROM CONTINUING OPERATIONS (excluding special items)¹	$1,167	$966		21%
ADJUSTED INCOME (LOSS) FROM DISCONTINUED OPERATIONS (excluding special items)[1]	$(31)	$528		NM
ADJUSTED NET INCOME (LOSS) ATTRIBUTABLE TO BAXTER STOCKHOLDERS (excluding special items)¹	$1,136	$1,483		(23)%
ADJUSTED DILUTED EPS FROM CONTINUING OPERATIONS (excluding special items)[1]	$2.27	$1.89		20%
ADJUSTED DILUTED EPS FROM DISCONTINUED OPERATIONS (excluding special items)[1]	$(0.06)	$1.01		NM
ADJUSTED DILUTED EPS (excluding special items)¹	$2.21	$2.90		(24)%
1    Refer to page 13 for a description of the adjustments and a reconciliation to U.S. GAAP measures.
NM - Not Meaningful

BAXTER — PAGE 13
BAXTER INTERNATIONAL INC.
Description of Adjustments and Reconciliation of U.S. GAAP to Non-GAAP Measures
(unaudited, in millions)
The company’s U.S. GAAP results for the twelve months ended December 31, 2025 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Goodwill Impairments	Other Operating Income, Net	Operating Income (Loss)	Other (Income) Expense, Net	Income (Loss) From Continuing Operations Before Income Taxes	Income Tax Expense (Benefit)	Income (Loss) From Continuing Operations	Income (Loss) From Discontinued Operations, Net of Tax	Net Income (Loss)	Net Income (Loss) Attributable to Baxter Stockholders	Diluted Earnings Per Share From Continuing Operations	Diluted Earnings Per Share from Discontinued Operations	Diluted Earnings Per Share
Reported	$3,379	$2,890	$518	$485	$(206)	$(308)	$(41)	$(505)	$395	$(900)	$(57)	$(957)	$(957)	$(1.75)	$(0.12)	$(1.87)
Reported percent of net sales (or effective tax rate for income tax expense (benefit))	30.1%	25.7%	4.6%	4.3%	(1.8)%	(2.7)%	(0.4)%	(4.5)%	(78.2)%	(8.0)%	(0.5)%	(8.5)%	(8.5)%
Intangible asset amortization	396	(202)	—	—	—	598	—	598	140	458	—	458	458	0.89	0.00	0.89
Business optimization items[1]	67	(97)	(14)	—	—	178	—	178	44	134	—	134	134	0.26	0.00	0.26
Acquisition and integration items[2]	—	(25)	—	—	(2)	27	(5)	32	7	25	—	25	25	0.05	0.00	0.05
European medical devices regulation[3]	21	—	—	—	—	21	—	21	5	16	—	16	16	0.03	0.00	0.03
Product-related reserves[4]	113	—	—	—	—	113	—	113	29	84	—	84	84	0.16	0.00	0.16
Hurricane Helene costs[5]	133	—	—	—	—	133	—	133	33	100	6	106	106	0.19	0.02	0.21
Legal matters[6]	11	—	—	—	—	11	—	11	2	9	—	9	9	0.02	0.00	0.02
Investment impairments[7]	—	—	—	—	—	—	(9)	9	2	7	—	7	7	0.01	0.00	0.01
Separation-related costs[8]	4	(53)	(1)	—	—	58	—	58	13	45	31	76	76	0.09	0.06	0.15
Indefinite-lived asset impairments[9]	290	—	—	—	—	290	—	290	71	219	—	219	219	0.43	0.00	0.43
Goodwill impairments[10]	—	—	—	(485)	—	485	—	485	—	485	—	485	485	0.94	0.00	0.94
Gain on sale of long-lived asset[11]	—	—	—	—	16	(16)	—	(16)	—	(16)	—	(16)	(16)	(0.03)	0.00	(0.03)
Gain on early extinguishment of debt[12]	—	—	—	—	—	—	16	(16)	(4)	(12)	—	(12)	(12)	(0.02)	0.00	(0.02)
Gain on Kidney Care Sale[13]	—	—	—	—	—	—	—	—	—	—	(74)	(74)	(74)	0.00	(0.14)	(0.14)
Tax matters[14]	—	—	—	—	—	—	—	—	(513)	513	63	576	576	1.00	0.12	1.12
Adjusted	$4,414	$2,513	$503	$—	$(192)	$1,590	$(39)	$1,391	$224	$1,167	$(31)	$1,136	$1,136	$2.27	$(0.06)	$2.21
Adjusted percent of net sales (or effective tax rate for income tax expense (benefit))	39.3%	22.3%	4.5%	0.0%	(1.7)%	14.1%	(0.3)%	12.4%	16.1%	10.4%	(0.3)%	10.1%	10.1%

Weighted-average diluted shares as reported					513
Effect of dilutive securities that were anti-dilutive to dilutive EPS as reported					2
Weighted-average diluted shares as adjusted					515
The company’s U.S. GAAP results for the twelve months ended December 31, 2024 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Goodwill Impairments	Operating Income (Loss)	Income (Loss) From Continuing Operations Before Income Taxes	Income Tax Expense (Benefit)	Income (Loss) From Continuing Operations	Income (loss) From Discontinued Operations, Net of Tax	Net Income (Loss)	Net Income (Loss) Attributable to Baxter Stockholders	Diluted Earnings Per Share From Continuing Operations	Diluted Earnings Per Share From Discontinued Operations	Diluted Earnings Per Share
Reported	$3,984	$2,967	$590	$425	$14	$(289)	$37	$(326)	$(312)	$(638)	$(649)	$(0.64)	$(0.63)	$(1.27)
Reported percent of net sales (or effective tax rate for income tax expense (benefit))	37.5%	27.9%	5.5%	4.0%	0.1%	(2.7)%	(12.8)%	(3.1)%	(2.9)%	(6.0)%	(6.1)%
Intangible asset amortization	419	(206)	—	—	625	625	148	477	20	497	497	0.93	0.04	0.97
Business optimization items[1]	67	(65)	(30)	—	162	162	41	121	49	170	170	0.24	0.09	0.33
Acquisition and integration items[2]	1	(22)	—	—	23	23	5	18	—	18	18	0.04	0.00	0.04
European medical devices regulation[3]	33	—	—	—	33	33	7	26	2	28	28	0.05	0.00	0.05
Product-related reserves[4]	15	—	—	—	15	15	3	12	—	12	12	0.02	0.00	0.02
Hurricane Helene costs[5]	110	—	—	—	110	110	27	83	9	92	92	0.16	0.02	0.18
Legal matters[6]	—	(17)	—	—	17	17	4	13	—	13	13	0.03	0.00	0.03
Indefinite-lived asset impairments[9]	—	—	(50)	—	50	50	13	37	—	37	37	0.07	0.00	0.07
Goodwill impairments[10]	—	—	—	(425)	425	425	—	425	430	855	855	0.83	0.84	1.67
Separation-related costs[8]	—	—	—	—	—	—	—	—	261	261	261	0.00	0.51	0.51
Tax matters[14]	—	—	—	—	—	—	(80)	80	69	149	149	0.16	0.14	0.29
Adjusted	$4,629	$2,657	$510	$—	$1,474	$1,171	$205	$966	$528	$1,494	$1,483	$1.89	$1.01	$2.90
Adjusted percent of net sales (or effective tax rate for income tax expense (benefit))	43.5%	25.0%	4.8%	0.0%	13.9%	11.0%	17.5%	9.1%	5.0%	14.0%	13.9%

						Reported	Adjusted
Income (loss) from discontinued operations, net of tax						$(312)	$528		Weighted-average diluted shares as reported				510
Less: Net income attributable to noncontrolling interests included in discontinued operations						11	11		Effect of dilutive securities that were anti-dilutive to dilutive EPS as reported				1
Income (loss) from discontinued operations attributable to Baxter stockholders						$(323)	$517		Weighted-average diluted shares as adjusted				511

						Reported	Adjusted
Net income (loss)						$(638)	$1,494
Less: Net income (loss) attributable to noncontrolling interests						11	11
Net income (loss) attributable to Baxter stockholders						$(649)	$1,483
1The company’s results of continuing operations in 2025 and 2024 included costs related to programs to optimize its organization and cost structure. These restructuring and business optimization costs in 2025 included costs primarily related to its initiatives to reduce its cost structure following the sale of its former Kidney Care segment and the exit of a product line at one of its manufacturing facilities. In 2024, these restructuring and other business optimization costs included costs primarily related to initiatives to reduce its cost structure following the sale of its former Kidney Care segment, initiatives within our Healthcare Systems & Technologies segment including the discontinuing of a product line and rationalization of certain other manufacturing and distribution facilities. The company's results of discontinued operations in 2024, included costs primarily related to a program to centralize certain of its research and development activities into a new location and property, plant and equipment impairments in connection with the transfer of a manufacturing production line as part of its initiatives to optimize its global manufacturing and supply chain organization.
2The company’s results of continuing operations in 2025 and 2024 included integration costs which primarily reflected third-party consulting costs related to its ongoing integration of Hillrom. The results in 2025 also included the recognition of a noncash impairment of property, plant and equipment related to integration activities.
3The company’s results of continuing operations in 2025 and 2024 included incremental costs to comply with the European Union's medical device regulations for previously registered products, which primarily consist of contractor costs and other direct third-party costs. The company considers the adoption of these regulations to be a significant one-time regulatory change and believes that the costs of initial compliance for previously registered products over the implementation period are not indicative of its core operating results.
4The company's results of continuing operations in 2025 included charges related to inventory and contract asset write-downs and estimates of warranty and remediation activities from field corrective actions across its infusion pump category. The company's results of continuing operations in 2024 included charges related to warranty and remediation activities arising from field corrective actions on Healthcare Systems & Technologies products and a revised estimate of warranty and remediation activities arising from a field corrective action on certain of its infusion pumps initially recorded in 2022.
5The company's results of continuing operations in 2025 included charges related to Hurricane Helene, which consisted of remediation, air freight and other costs. The company's results of continuing operations in 2024 included net charges related to Hurricane Helene, which consisted of charges related to damaged inventory and fixed assets, remediation, idle facility, air freight and other costs, partially offset by insurance recoveries. The company's results of discontinued operations in 2024 included charges related to Hurricane Helene consisting of charges related to air freight and other costs.
6The company's results of continuing operations in 2025 included charges related to matters involving alleged injury from environmental exposure. The company's results of continuing operations in 2024 included charges related to environmental reserves for remediation actions associated with historic operations at certain of our facilities.
7The company's results of continuing operations in 2025 included losses from a noncash impairment write-down in an equity method investment.
8The company's results of continuing operations in 2025 included separation-related costs primarily related to external advisors supporting its activities related to the sale of its former Kidney Care segment. The company's results of discontinued operations in 2025 and 2024 included separation-related costs primarily reflecting costs of external advisors supporting our activities related to the sale of its former Kidney Care segment.
9The company's results of continuing operations in 2025 included an indefinite-lived asset impairment charge to reduce the carrying amount of a trade name asset to its fair value. The company's results of continuing operations in 2024 included an indefinite-lived asset impairment charge to reduce the carrying amount of an IPR&D asset to its fair value.
10The company's results of continuing operations in 2025 and 2024 included goodwill impairment charges related to the Front Line Care reporting unit within its Healthcare Systems & Technologies segment. The company's results of discontinued operations in 2024 included a goodwill impairment charge related to the Chronic Therapies reporting unit within its former Kidney Care segment.
11The company's results of continuing operations in 2025 included a gain on sale of a long-lived asset.
12The company's results of continuing operations in 2025 included a gain on the early extinguishment of debt.
13The company's results of discontinued operations in 2025 included a gain from the sale of its former Kidney Care segment, partially offset by the final settlement of certain net working capital adjustments made in accordance with the Kidney Care Equity Purchase Agreement.
14The company’s results of continuing operations in 2025 included income tax expense primarily related to an increase in reserves for uncertain tax positions, increases to its valuation allowances related to the realizability of its deferred tax assets and a step-up in Swiss Valuation allowances, partially offset by a tax benefit from an internal reorganization which resulted in a capital loss. The company's results of discontinued operations in 2025 included indirect impacts of the carryback of tax benefits generated by the sale of its former Kidney Care business to prior years and an income tax benefit attributable to the allocation of reserves for uncertain tax positions to discontinued operations, partially offset by an income tax expense primarily related to increases to its valuation allowances related to the realizability of its deferred tax assets. The company's results of continuing operations in 2024 included income tax expense consisting of a valuation allowance recorded to reduce the carrying amount of a tax attribute carryforward in the U.S., net income tax costs on internal reorganizations related to the sale of its former Kidney Care segment, legislative changes under IRC Section 987 in the U.S., and a revaluation of the Swiss basis step-up deferred tax asset and related valuation allowance that arose from Swiss tax reform legislation in 2019 that was partially offset by a decrease in such valuation allowance to reflect the company’s current estimate of recoverability of the basis step-up deferred tax asset. The company's results of discontinued operations in 2024 included income tax costs on internal reorganizations related to the sale of its former Kidney Care segment, partially offset by an income tax benefit related to the deductibility of certain separation costs in the U.S.
For more information on the company's use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 14
BAXTER INTERNATIONAL INC.
Sales by Operating Segment
(unaudited)
($ in millions)
The Medical Products & Therapies segment includes sales of our sterile IV solutions, infusion systems, administration sets, parenteral nutrition therapies and surgical hemostat, sealant and adhesion prevention products. The Healthcare Systems & Technologies segment includes sales of our connected care solutions and collaboration tools, including smart bed systems, patient monitoring systems and diagnostic technologies, respiratory health devices and advanced equipment for the surgical space, including operating room integration technologies, precision positioning devices and other accessories. The Pharmaceuticals segment includes sales of specialty injectable pharmaceuticals, inhaled anesthesia and drug compounding. Other sales not allocated to a segment primarily include sales to Vantive, pursuant to the Kidney Care Manufacturing and Supply Agreement (MSA) and of products and services provided directly through certain of our manufacturing facilities.

	Three Months Ended December 31,		% Change @ Actual Rates	% Change @ Operational Sales Growth	Year Ended December 31,		% Change @ Actual Rates	% Change @ Operational Sales Growth
	2025	2024			2025	2024
Infusion Therapies & Technologies	$1,060	$1,022	4%	1%	$4,101	$4,103	(0)%	1%
Advanced Surgery	328	292	12%	11%	1,198	1,104	9%	8%
Medical Products & Therapies	1,388	1,314	6%	4%	5,299	5,207	2%	2%
Care & Connectivity Solutions	537	504	7%	4%	1,911	1,814	5%	4%
Front Line Care	290	280	4%	3%	1,160	1,137	2%	2%
Healthcare Systems & Technologies	827	784	5%	4%	3,071	2,951	4%	3%
Injectables & Anesthesia	352	383	(8)%	(9)%	1,352	1,373	(2)%	(2)%
Drug Compounding	316	260	22%	18%	1,141	1,038	10%	9%
Pharmaceuticals	668	643	4%	2%	2,493	2,411	3%	3%
Other	91	12	658%	(58)%	381	67	469%	(24)%
Total - Continuing Operations	$2,974	$2,753	8%	3%	$11,244	$10,636	6%	3%

Operational sales growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 15
BAXTER INTERNATIONAL INC.
Segment Operating Income
(unaudited)
($ in millions)

	Three months ended December 31,		Twelve months ended December 31,
(in millions)	2025	2024	2025	2024
Medical Products & Therapies	$214	$217	$970	$950
% of Segment Net Sales	15.4%	16.5%	18.3%	18.2%
Healthcare Systems & Technologies	126	145	441	468
% of Segment Net Sales	15.2%	18.5%	14.4%	15.9%
Pharmaceuticals	39	102	222	313
% of Segment Net Sales	5.8%	15.9%	8.9%	13.0%
Other	23	3	43	18
Total	402	467	1,676	1,749
Unallocated corporate costs	(50)	(48)	(86)	(275)
Intangible asset amortization expense	(145)	(154)	(598)	(625)
Business optimization items	(78)	(113)	(178)	(162)
European medical devices regulation	(6)	(8)	(21)	(33)
Indefinite-lived asset impairments	(290)	(50)	(290)	(50)
Separation-related costs	(18)	—	(58)	—
Legal matters	—	—	(11)	(17)
Acquisition and integration items	(13)	(7)	(27)	(23)
Product-related reserves	(52)	(12)	(113)	(15)
Hurricane Helene costs	(10)	(85)	(133)	(110)
Goodwill impairments	(485)	(425)	(485)	(425)
Gain on sale of long-lived asset	16	—	16	—
Total operating income (loss)	(729)	(435)	(308)	14
Interest expense, net	58	90	238	341
Other (income) expense, net	(31)	(4)	(41)	(38)
Income (loss) from continuing operations before income taxes	$(756)	$(521)	$(505)	$(289)

BAXTER — PAGE 16
BAXTER INTERNATIONAL INC.
Operating Segment Sales by U.S. and International
(unaudited)
($ in millions)

	Three Months Ended December 31,
	2025			2024			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total
Infusion Therapies & Technologies	$543	$517	$1,060	$561	$461	$1,022	(3)%	12%	4%
Advanced Surgery	177	151	328	157	135	292	13%	12%	12%
Medical Products & Therapies	720	668	1,388	718	596	1,314	0%	12%	6%
Care & Connectivity Solutions	367	170	537	366	138	504	0%	23%	7%
Front Line Care	219	71	290	208	72	280	5%	(1)%	4%
Healthcare Systems & Technologies	586	241	827	574	210	784	2%	15%	5%
Injectables & Anesthesia	190	162	352	214	169	383	(11)%	(4)%	(8)%
Drug Compounding	—	316	316	—	260	260	0%	22%	22%
Pharmaceuticals	190	478	668	214	429	643	(11)%	11%	4%
Other	56	35	91	4	8	12	1,300%	338%	658%
Total - Continuing Operations	$1,552	$1,422	$2,974	$1,510	$1,243	$2,753	3%	14%	8%

BAXTER — PAGE 17
BAXTER INTERNATIONAL INC.
Operating Segment Sales by U.S. and International
(unaudited)
($ in millions)

	Year Ended December 31,
	2025			2024			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total
Infusion Therapies & Technologies	$2,236	$1,865	$4,101	$2,279	$1,824	$4,103	(2)%	2%	(0)%
Advanced Surgery	648	550	1,198	603	501	1,104	7%	10%	9%
Medical Products & Therapies	2,884	2,415	5,299	2,882	2,325	5,207	0%	4%	2%
Care & Connectivity Solutions	1,372	539	1,911	1,311	503	1,814	5%	7%	5%
Front Line Care	871	289	1,160	843	294	1,137	3%	(2)%	2%
Healthcare Systems & Technologies	2,243	828	3,071	2,154	797	2,951	4%	4%	4%
Injectables & Anesthesia	749	603	1,352	780	593	1,373	(4)%	2%	(2)%
Drug Compounding	—	1,141	1,141	—	1,038	1,038	0%	10%	10%
Pharmaceuticals	749	1,744	2,493	780	1,631	2,411	(4)%	7%	3%
Other	246	135	381	34	33	67	624%	309%	469%
Total - Continuing Operations	$6,122	$5,122	$11,244	$5,850	$4,786	$10,636	5%	7%	6%

BAXTER — PAGE 18
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Operating Cash Flow to Free Cash Flow
(unaudited)
($ in millions)

	Year Ended December 31,
	2025	2024
Cash flows from (used in) operations – continuing operations	$951	$819
Cash flows from (used in) investing activities - continuing operations	(464)	(410)
Cash flows from (used in) financing activities	(4,216)	(1,081)

Cash flows from (used in) operations - continuing operations	$951	$819
Capital expenditures - continuing operations	(513)	(446)
Free cash flow - continuing operations	$438	$373

Free cash flow is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 19
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Change in Net Sales Growth As Reported to Operational Sales Growth
From The Three Months Ended December 31, 2024 to The Three Months Ended December 31, 2025
(unaudited)

	Net Sales Growth As Reported	Kidney Care MSA	Exit of IV Solutions in China	FX	Operational Sales Growth*
Infusion Therapies & Technologies	4%	0%	0%	(3)%	1%
Advanced Surgery	12%	0%	0%	(1)%	11%
Medical Products & Therapies	6%	0%	0%	(2)%	4%
Care & Connectivity Solutions	7%	0%	0%	(3)%	4%
Front Line Care	4%	0%	0%	(1)%	3%
Healthcare Systems & Technologies	5%	0%	0%	(1)%	4%
Injectables & Anesthesia	(8)%	0%	0%	(1)%	(9)%
Drug Compounding	22%	0%	0%	(4)%	18%
Pharmaceuticals	4%	0%	0%	(2)%	2%
Other	658%	(700)%	0%	(16)%	(58)%
Total - Continuing Operations	8%	(3)%	0%	(2)%	3%

*Totals may not add across due to rounding
Operational sales growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 20
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Change in Net Sales Growth As Reported to Operational Sales Growth
From The Year Ended December 31, 2024 to The Year Ended December 31, 2025
(unaudited)

	Net Sales Growth As Reported	Kidney Care MSA	Exit of IV Solutions in China	FX	Operational Sales Growth*
Infusion Therapies & Technologies	(0)%	0%	1%	(0)%	1%
Advanced Surgery	9%	0%	0%	(1)%	8%
Medical Products & Therapies	2%	0%	1%	(1)%	2%
Care & Connectivity Solutions	5%	0%	0%	(1)%	4%
Front Line Care	2%	0%	0%	(0)%	2%
Healthcare Systems & Technologies	4%	0%	0%	(1)%	3%
Injectables & Anesthesia	(2)%	0%	0%	(0)%	(2)%
Drug Compounding	10%	0%	0%	(1)%	9%
Pharmaceuticals	3%	0%	0%	(0)%	3%
Other	469%	(493)%	0%	(0)%	(24)%
Total - Continuing Operations	6%	(3)%	0%	(0)%	3%

*Totals may not add across due to rounding
Operational sales growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 21
BAXTER INTERNATIONAL INC.
Projected Full Year 2026 U.S. GAAP Sales Growth to Projected Organic Sales Growth and
Projected Full Year 2026 Adjusted Earnings Per Share
(unaudited)

Sales Growth Guidance	FY 2026*
Sales growth - U.S. GAAP	Flat - 1%
Kidney Care MSA	~30 bps
Foreign Exchange	(~100 bps)
Organic sales growth	~ Flat

Adjusted Earnings Per Share Guidance	FY 2026
Adjusted diluted EPS	$1.85 - $2.05
*Totals may not foot due to rounding

Baxter calculates forward-looking non-GAAP financial measures based on forecasts that omit certain amounts that would be included in GAAP financial measures. For instance, forward-looking organic sales growth represents the company’s targeted future sales growth excluding the impact of the Kidney Care MSA not reflected in reportable segments, impacts associated with business acquisitions or divestitures, and is calculated on a constant currency basis, as if foreign currency exchange rates had remained constant between the prior and current periods. Additionally, forward-looking adjusted diluted EPS guidance excludes potential charges or gains that would be reflected as non-GAAP adjustments to earnings. Baxter provides forward-looking organic sales growth guidance and adjusted diluted EPS guidance because it believes that these measures provide useful information for the reasons noted above. Baxter has not provided reconciliations of forward-looking adjusted EPS guidance to forward-looking GAAP EPS guidance because the company is unable to predict with reasonable certainty the impact of legal proceedings, future business optimization actions, separation-related costs, integration-related costs, asset impairments and unusual gains and losses, and the related amounts are unavailable without unreasonable efforts (as specified in the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K). In addition, Baxter believes that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.